Exhibit 23.2

               [Letterhead of Larry E. Nunn & Associates, L.L.C.]


To the Board of Directors and Stockholders of Unified Financial Services, Inc.:

We consent to the use of our report incorporated herein by reference in the Form S-8 Registration Statement relating to the registration of 1,500,000 shares of common stock of Unified Financial Services, Inc. pursuant to the Unified Financial Services, Inc. 1998 Stock Incentive Plan.

                                             Larry E. Nunn & Associates, L.L.C.

                                             /s/ Richard Schultz

                                             Richard E. Schultz
                                             Member


Columbus, Indiana
May 29, 1998